EXHIBIT 16.1

August 20, 2010

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read the section entitled “Changes in Accountants” contained in the Form S-11 of Velocity Commercial Capital, LLC and we agree with the statements made therein.

Yours truly,

/s/ Stern, Kory, Sreden & Morgan, AAC
Stern, Kory, Sreden & Morgan, AAC